Western New England Bancorp, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Western New England Bancorp., Inc.’s Registration Statements (Nos. 333-73132, 333-98903, 333-145857, 333-197928, and 333-214261) on Forms S-8 of our reports dated March 15, 2017 relating to our audits of the consolidated financial statements and internal control over financial reporting of Western New England Bancorp, Inc. and subsidiaries which appear in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts

March 15, 2017